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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of IRIDEX Corporation (Form S-8: No. 333-4264, No. 333-32161 and No. _________)
pertaining to the 1989 Incentive Stock Plan, 1995 Employee Stock Purchase Plan, 1995 Director Option Plan and 1998 Stock Plan of our reports dated January 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of IRIDEX Corporation for the years ended December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included in the registration statement on Form 10-K405.


                                            /s/  COOPERS & LYBRAND L.L.P.



San Jose, California
June 22, 1998